Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

On November 30, 2006, the Company and its shareholders entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with Cold Flow Energy ULC, a corporation incorporated under the laws of Alberta, Canada (“Cold Flow”). Cold Flow is a wholly owned subsidiary of Surge Global Energy, Inc. (“Surge”), a United States based public company. Pursuant to the terms of the Stock Purchase Agreement, the parties agreed that Cold Flow would purchase all of the issued and outstanding shares of the capital stock of the Company (the “Acquisition”) for a total purchase price of CDN$16,350,000, which consists of CDN$6,350,000 in cash and an aggregate of 8,965,390 exchangeable shares of preferred stock of Cold Flow (the “Exchangeable Shares”). On December 4, 2006, Cold Flow delivered an initial deposit of CDN$150,000, which deposit and any interest earned thereon was deducted from the cash portion of the purchase price.

Since completion of the Acquisition was extended beyond January 18, 2007, Cold Flow made an additional deposit of CDN$450,000 into escrow prior to January 18, 2007, which additional deposit and any interest earned thereon was deducted from the cash portion of the purchase price. On March 2, 2007, Surge completed its acquisition of the Company. In connection with the closing of the Acquisition, the parties amended the Stock Purchase Agreement on March 2, 2007 to modify the payment of the purchase price such that CDN$5,600,000 of the cash portion of the purchase price is now payable in promissory notes issued by Cold Flow in favor of 1304146 Alberta Ltd., which is an entity formed by the shareholders of the Company, and the remaining CDN$750,000 of the cash portion was paid in cash. In addition, through its indirectly-owned Canadian subsidiary, Cold Flow, Surge loaned CDN$250,000 to the Company for retirement of its shareholder loans and paid CDN$20,000 of its legal fees incurred with this transaction. As a result of the Acquisition, the Company became a wholly owned subsidiary of Cold Flow.

The Stock Purchase Agreement provides that Surge, Cold Flow, and Olympia Trust Company will enter into a Voting and Exchange Trust Agreement on the closing date and that Surge and Cold Flow will enter into a Support Agreement on the closing date (collectively with the Stock Purchase Agreement, the “Acquisition Agreements”). The Acquisition Agreements provide that each Exchangeable Share is exchangeable into two shares of Surge’s common stock at any time from the closing until five years after the closing. In addition, Surge may redeem all of the then outstanding Exchangeable Shares at any time on or after the third anniversary of the closing date at a redemption price equal to the sum of the market price of two shares of Surge’s common stock plus all declared but unpaid dividends payable to the Exchangeable Shares. Should Surge be unable to fulfill its remaining secured note payable obligations of approximately CDN$4 million due by August 30, 2007, all cash monies advanced to the Company through that date will be forfeited and all shares and warrants shall be returned to Surge.

The Pro forma Unaudited Financial Statements have been prepared by management of Surge in order to present consolidated financial position and results of operations of Surge as if the acquisition had occurred as of December 31, 2006 for the pro forma condensed balance sheet. The pro forma condensed consolidated statement of losses presents twelve months (year ending December 31, 2006 for Surge compared to the year ending September 30, 2006 for the Company), the three months ended December 31, 2006 as well as the period from January 1, 2005 (date of inception for Surge) through December 31, 2006. The pro forma weighted outstanding shares assumes conversion of the 8,965,390 Cold Flow ULC preferred shares into 17,930,780 Surge common shares.

The pro forma information is based on historical financial statements giving effect to the loss of control event using the equity method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma financial statements. The unaudited pro forma financial information is not necessarily indicative of the actual results of operations or the financial position which would have been attained had the acquisitions been consummated at either of the foregoing dates or which may be attained in the future. The pro forma financial information should be read in conjunction the Surge’s previously filed Current Report on Form 8-K, dated March 8, 2007, and the previously filed Annual Report on Form 10-KSB, and the historical financial statements and accompanying notes of the Company included in this Current Report on Form 8-K/A.

SURGE GLOBAL ENERGY INC. (A DEVELOPMENT STAGE COMPANY) UNAUDITED PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET DECEMBER 31, 2006

	Surge	Peace Oil	Pro Forma Adjustments		Pro Forma
ASSETS
Cash	$1,527,073	$685,659	$(880,613)	(2)	$1,332,119
Other current assets	26,043	-	-		26,043
Total Current Assets	1,553,116	685,659	(880,613)		1,358,162

Property and equipment, net	16,918	-	-		16,918
Investment in Signet	4,597,217	-	-		4,597,217
Investment in Peace Oil	133,449	-	14,261,123	(1)	14,467,694
			73,122	(3)

Total Assets	$6,300,700	$685,659	$13,453,632		$20,439,991

LIABILITIES AND SHAREHOLDER EQUITY
Accounts Payable	$603,540	$15,766	$73,122	(3)	$692,428
Cash Advances from Joint Venture Partner		629,323	-		629,323
Note Payable		224,471	5,680,423	(1)	5,024,281
			(880,613)	(2)

Redeemable Preferred Shares	-	5,686,572	(5,686,572)	(5)	-
Total Current Liabilities	603,540	6,556,132	(813,640)		6,346,032

Warrant Liability	2,309,400	-	-		2,309,400

Stockholders’ Equity
Common Stock	30,587	90	(90)	(4)	30,587
Additional paid-in capital	40,198,386	-	8,580,700 90 5,686,572	(1) (4) (5)	54,465,748
Accumulated other comprehensive income(loss)	153,600	(9,957)	-		143,643
Accumulated deficit	(12,337,511)		-		(12,337,511)
Deficit from inception of development stage	(24,657,302)	(5,860,606)	-		(30,517,908)
Total stockholders’ equity	3,387,760	(5,870,473)	14,267,272		11,784,559
Total liabilities and stockholders’ equity	$6,300,700	$685,659	$13,453,632		$20,439,991

SURGE GLOBAL ENERGY, INC. (A DEVELOPMENT STAGE COMPANY)

UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENT OF LOSSES

	For the year ended
	Surge December 31, 2006	Peace Oil September 30, 2006	Adjustments	Pro Forma
Revenue	$-	$-	$-	$-
Income (loss) from operations	(14,451,688)	(5,786,070)	-	(20,237,758)
Loss from operations before income taxes and minority interest	(17,045,120)	(5,786,070)	-	(22,831,190)
Loss applicable to minority interest	1,119,027	-	-	1,119,027
Net income (loss)	$(15,926,093)	$(5,786,070)	$-	$(21,712,163)
Other comprehensive income (loss): foreign currency translation	339,014	-		339,014
Loss available to common stockholders	$(15,587,079)	$(5,786,070)	$-	$(21,373,149)

Loss per common share (basic and diluted)	$(0.58)	$-	$-	$(0.48)

Weighted average shares outstanding	27,360,878	-	-	45,291,658

SURGE GLOBAL ENERGY, INC. (A DEVELOPMENT STAGE COMPANY)

UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENT OF LOSSES

	For the three months ended December 31, 2006
	Surge	Peace Oil	Adjustments	Pro Forma
Revenue	$-	$-	$-		$-
Income (loss) from operations	(8,322,567)	(74,536)	-		(8,397,106)
Loss from operations before income taxes and minority interest	(10,768,191)	(74,536)	-		(10,842,727)
Loss applicable to minority interest	-	-	-		-
Net income (loss)	$(10,768,191)	$(74,536)	$-		$(10,842,727)

Other comprehensive income (loss): Foreign currency translation	1,462	(9,957)	-		8,495
Loss available to common stockholders	$(10,766,729)	$(84,493)		$	$(10,851,223)

Loss per common share (basic and diluted)	$(0.38)	$-	$-		$(0.23)

Weighted average shares outstanding	28,652,314	-	-		46,583,094

SURGE GLOBAL ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
.
NOTES TO CONDENSED PRO FORMA UNAUDITED FINANCIAL STATEMENTS

UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

The Proforma Unaudited Condensed Financial Statements have been prepared in order to present consolidated financial position and results of operations of Surge Global Energy, Inc. as if the acquisition had occurred as of December 31, 2006 for the pro forma condensed balance sheet. The pro forma condensed consolidated statement of losses presents twelve months (year ending December 31, 2006 for Surge compared to the year ending September 30, 2006 for Peace Oil), the three months ended December 31, 2006 as well as the period from January 1, 2005 (date of inception for Surge) through December 31, 2006.

The following pro forma adjustments are incorporated into the pro forma condensed consolidated balance sheet as of December 31, 2006 and the pro forma condensed consolidated statement of operations for the year ended December 31, 2006.

(1)
Debit Investment in Peace Oil	$14,261,123
Credit Notes Payable		$5,680,423
Credit Additional Paid-In Capital		$8,580,700

As disclosed in our March 8, 2007 8-K filing, to record the CDN$16.620 million in total consideration (initial CDN$16.350 million plus CDN$270,000 in shareholder loans and legal fees), the CDN$6.620 million in notes payable and CDN$10 million exchangeable preferred shares classified as additional paid-in capital to acquire Peace Oil. Amounts in the above pro forma are presented in US dollars.

(2)
Debit Notes Payable	$880,613
Credit Cash		$880,613

To record cash payments applied to the Peace Oil note payable.

(3)
Debit Investment in Peace Oil	$73,122
Credit Accounts Payable		$73,122

To record acquisition expenses paid by Surge.

(4)
Debit Common Stock	$90
Credit Additional paid-in capital		$90

To reclass Peace Oil common stock to additional paid-in capital as a result of the acquisition.

(5)
Debit Redeemable Preferred Shares	$5,686,572
Credit Additional paid-in capital		$5,686,572

To reclass Peace Oil redeemable preferred shares to additional paid-in capital as a result of the acquisition.